Exhibit 10.1

First National Bank

CHANGE IN TERMS AGREEMENT

Principal $5,500,000.00	Loan Date 07-31-2009	Maturity 08-31-2009	Loan No 8558931	Call / Coll 01 BA	Account	Officer ***	Initials
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	M-Tron Industries 100 Douglas Ave Yankton, SD 57078	Lender:	First National Bank of Omaha 114th & Dodge 11404 W Dodge RD Omaha, NE 68154

Principal Amount: $5,500,000.00	Date of Agreement: July 31, 2009

DESCRIPTION OF EXISTING INDEBTEDNESS.  Promissory Note dated June 30, 2008 in the amount of $5,500,000.00.

DESCRIPTION OF COLLATERAL.  Security Agreement dated October 14, 2004 covering blanket Business Assets.

DESCRIPTION OF CHANGE IN TERMS.  A 30-day extension in maturity date from July 31, 2009 to August 31, 2009.  All other terms remain the same.

PAYMENT.  Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on August 31, 2009.

VARIABLE INTEREST RATE.  The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the one (1) month LIBOR Rate, published by Bloomberg, adjusted and determined without notice to Borrower, as of the date of this note and on the first (1st) day of each calendar month hereafter ("Interest Rate Change Date") The "LIBOR Rate" shall mean the London Interbank Offered Rate of interest for a period of one (1) month, on the first London Business Day preceding each Interest Rate Change Date (the "Reset Date").  "London Business Day" shall mean any day on which commercial banks in London, England are open for general business.  The "LIBOR Rate" determined as set forth above shall be referred to herein as (the "Index").  The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current Index rate upon Borrower's request.  The interest rate change will not occur more often than each month on the first (1st) day of each month.  Borrower understands that Lender may make loans based on other rates as well.  The Index currently is 0.281% per annum.  Interest on the unpaid principal balance of this loan will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 2.100 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 4.000% per annum based on a year of 360 days.  NOTICE: Under no circumstances will the interest rate on this loan be less than 4.000% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD.  Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance,  multiplied by the actual number of days the principal balance is outstanding.  All interest payable under this loan is computed using this method.

CONTINUING VALIDITY.  Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.  Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms.  Nothing in this Agreement will constitute a satisfaction of the obligation(s).  It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing.  Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement.  If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it.  This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

M-TRON INDUSTRIES

By:	/s/ Harold Castle
Authorized Signer for M-Tron Industries

LENDER:

FIRST NATIONAL BANK OF OMAHA

X	/s/ Justin M. Mahoney
Justin M. Mahoney, Second Vice President